Exhibit 10.18

English Translation

Contract Registration No.: Column A

Form of Technology Development Contract

(2003 version)

Project Name: Column B

Client (Party A): Quan Toodou Network Science and Technology Co., Ltd.

Developer (Party B): Reshuffle Technology (Shanghai) Co., Ltd.

Place of Signing: Pudong New Area, Shanghai

Date of Signing: Column C

Term of Contract: Column D

Shanghai Science and Technology Commission

Shanghai Administration of Industry and Commerce

In accordance with the Contract Law of the People’s Republic of China, after negotiations, Party A and Party B hereby enter into this Contract with respect to technology development (commissioned/cooperative development) of the Project of Column B (this Project is part of                      Program ) on the terms and subject to conditions as set forth below:

I. Content, Form and Requirements of Target Technology

II. Targeted Technical Indicators and Parameters

III. Research & Development Plan

1. Column E: complete system requirement analysis and system architecture design;

2. Column F: complete system detail design and partial encoding;

3. Column G: complete encoding, and unit and integration tests;

4. Column H: software system optimization and improvement, and internal test;

5. Column I: system acceptance test and delivery.

IV. Research Development Fund, Compensation and Term of Payment or Settlement

(I) Research Development Fund means the cost required for completion of the Research Development Work; Compensation means the charge for use of the results of this Development Project and the allowance payable to personnel engaged in this Research Development Work.

The Research Development Fund and Compensation for this Project is (in words): Column J (including     of research fund and 0 of compensation).

(II) Term of payment of Fund and Compensation (the following      method is adopted):

☐On lump-sum basis: Column K;

☐Installments: Column L;

☐     % of profit, payable by:                     ;

☐     % of sales amount, payable by:                     ;

☐Others:

V. Equipment, apparatuses and other materials purchased using part of Research Development Fund shall be owned by:

None

VI. Term, Place and Mode of Performance

The Contract shall be performed at the business address of Party B during the period of Column D.

Mode of Performance of the Contract:

Party A will submit the specification of system design requirement to Party B for program development. After completion of program development, Party B shall deliver to Party A: (1) source code of the system; (2) documents on system design and development; (3) system test reports; (4) user’s manual.

VII. Confidentiality of Technical Information and Data

Party A and Party B may not disclose to any third party technical and business information concerning this Project during the term of the Contract and within three years after termination of the Contract, and bear any and all consequences arising from unauthorized disclosure.

VIII. Technical Collaboration and Guidance

IX. Assumption of Risk

If partial or total failure of the Research Development Project is attributable to technical difficulties insurmountable under existing technical capabilities and conditions during the performance of the Contract, such risk shall be assumed by _4__. (1. Party A; 2. Party B; 3. Party A and Party B; 4. otherwise agreed by both parties)

It is agreed that     % of the foregoing risk shall be borne by Party A and     % thereof shall be borne by Party B.

X. Attribution and Sharing of Technical Results:

(I) Patent application right:

The right to apply for a patent of the results of the Project shall be shared by Party A and Party B.

(II) Right of use and transfer of technical know-how:

The right of use and transfer of technical know-how achieved in the Project shall be shared by Party A and Party B.

XI. Acceptance Criteria and Method

If technical results achieved in the Research Development reach the technical indicators listed in Article 2 hereof, the Project will be subjected to trial operation in accordance with Party A’s enterprise standard. Party A will issue an acceptance certificate for the Project, provided that it passes the foregoing acceptance.

XII. Calculation of Liquidated Damages or Loss Compensation

Should either party breach the Contract, the defaulting party shall bear the liabilities for breach of the Contract in accordance with relevant provisions of Contract Law of the People’s Republic of China.

(I) If Party      breaches Article      hereof, it shall bear the following liabilities for breach of contract:

(II) If Party      breaches Article      hereof, it shall bear the following liabilities for breach of contract:

(III) Others:

XIII. Dispute Resolution

Any dispute arising from or in connection with the performance hereof may be settled through conciliation or mediation between both parties. If either party is unwilling to do so or the efforts of conciliation or mediation have failed, both parties agree that such dispute shall be resolved by the means as set forth in Paragraph (I):

(I) by applying to the Shanghai Arbitration Commission for arbitration.

(II) by bringing a lawsuit before the people’s court of competent jurisdiction in the      place:

 domicile of the defendant; ‚ place of performance of the Contract; ƒ place of signing of the Contract; „ domicile of the plaintiff; … locality of subject matter

XIV. Terms and Definitions

XV. Miscellaneous (issues not covered in the foregoing provisions, including but not limited to rights and obligations of intermediary, service fees and terms of payment thereof, down payment, property mortgage, guarantee, etc)

Any article marked herein shall be prepared or filled out according to the Filling Instructions attached hereto.

Client (Party A)	Name	Quan Toodou Network Science and Technology Co., Ltd. (signature/stamp)			Special seal for technology contract or official seal [seal: Quan Toodou Network Science and Technology Co., Ltd] /s/ Xiaoyun Zhang
	Legal representative	Xiaoyun Zhang (signature/stamp)
	Authorized agent	Liang Zhao (signature/stamp)
	Contact (handling person)	Liang Zhao (signature/stamp)
	Domicile (mailing address)	Room 105, Building D, 2500 Longdong Avenue, Zhangjiang Hi-Tech Park, Shanghai	Zip code	201203
	Tel:	Column M
	Bank of deposit				Column C
Account No.
Developer (Party B)	Name	Reshuffle Technology (Shanghai) Co., Ltd. (signature/stamp)			Special seal for technology contract or official seal [seal: Reshuffle Technology (Shanghai) Co., Ltd.] /s/ Wei Wang
	Legal representative	Wei Wang (signature/stamp)
	Authorized agent	Haiguang Chen (signature/stamp)
	Contact (handling person)	Haiguang Chen (signature/stamp)
	Domicile (mailing address)	Column N	Zip code	200003
	Tel:	53750261
	Bank of deposit				Column C
Account No.
Intermediary	Name				Special seal for
	Legal				technology contract
	representative				or official seal
Authorized agent
Contact (handling person)
	Domicile (mailing address)		Zip code		Date:
Tel:
Bank of deposit
Account No.

Filling Instructions (stamp tax receipt may be affixed)

I. “Contract Registration No.”:

The contract registration number shall be filled in by the contract registry.

II. A technology development contract is a contract signed by parties concerned for the research and development of new technologies, products, processes, materials and systems. Technology development contracts fall into commissioned development contracts and cooperative development contracts.

III. Specify if the project is part of a program in the charge of a ministry/commission of the State Council, province, autonomous region, municipality, city with independent planning jurisdiction, prefecture, county-level city/county. If the project is not part of any above program, just tick off with “/”.

IV. Content and form of target technology:

Fill in with the technical and economic indexes set for the development project, development purpose, scope of use and expected benefits, mode and quantity of deliverables.

Development deliverables may be in any of the following forms:

1. Product design, process specification, material formula, and other technical documents like drawings, papers and reports;

2. Disk, magnetic tape, computer software;

3. New species of animal, plant or microorganism;

4. Sample product, machine;

5. Complete set of technological equipment;

V. Research and development plan:

It includes the stages of implementation by parties of the development project, technical issues to be solved at different stages, expected goals and deadlines for completion of goals, etc.

VI. Confidentiality of technical information and data:

It includes the requirements on confidentiality of information and data from parties concerned, term of confidentiality obligation, and the liabilities for unauthorized disclosure of technical secrets.

It may be agreed that the clause of confidentiality shall survive the change, cancellation or termination of the contract.

VII. Resolution of contract dispute:

“Arbitration Law of the People’s Republic of China” stipulates the system of “arbitration or trial”. Once a dispute is referred for arbitration, the parties waive the right to bring a suit; once the dispute is brought to court, the parties waive the right to refer it for arbitration. Therefore, both parties shall agree upon the resolution of contract dispute.

VIII. Miscellaneous:

If the Contract is signed with the help of an intermediary, the intermediary contract shall be deemed as an annex hereto. If both parties agree to down payment, property mortgage or guarantee, the duplicate copy of documentary evidence proving down payment, property mortgage and guarantee shall be deemed as an annex hereto.

IX. If the Contract is signed by an authorized agent of either party, the power of attorney shall be presented.

X. If it is agreed that any provision hereof is unnecessary to fill out, the blank reserved for the provision shall be ticked off with “/”.

XI. The original of the Contract is made in quintuplicate.

Registration verification by registration authority:
Technology contract registry (special seal) [seal: Technology Market Administration Office of Shanghai] Handling person: Column O

	Column A	Column B	Column C	Column D	Column E	Column F	Column G	Column H	Column I
1	09310016000368	MPS multimedia processing operation support system	April 10, 2009	April 10, 2009 ~ December 31, 2009	April 2009 ~ June 2009	June 2009 ~ August 2009	August 2009 ~ October 2009	October 2009 ~ November 2009	November 2009 ~ December 2009

2	10310016000088	Tudou.com’s COMS Operation Management Support System	January 10, 2010	January 10, 2010 ~ June 31, 2010	January 2010 ~ February 2010	February 2010 ~ April 2010	April 2010 ~ May 2010	May 2010 ~ June 2010	June 2010 ~ end of June 2010

	Column J	Column K	Column L	Column M	Column N	Column O
1	TWENTY-THREE MILLION YUAN ONLY	SEVEN MILLION YUAN, payable by the end of July 2009	EIGHT MILLION YUAN, payable by the end of October 2009; SIX MILLION YUAN, payable after acceptance at the end of December 2009	63587770	6# Gate, 1305 South Suzhou Road, Shanghai	June, 10, 2009

2	TWENTY-SIX MILLION YUAN ONLY	EIGHT MILLION YUAN, payable by the end of February 2010	NINE MILLION YUAN, payable by the end of April 2010; NINE MILLION YUAN, payable after acceptance at the end of June 2010	51702355	Building 6#, 1238 Xietu Road, Shanghai	February 4, 2010